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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Ceridian Corporation

    We consent to the use of our reports incorporated herein by reference.

                      /s/ KPMG LLP

Minneapolis, MN
March 9, 2001

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CONSENT OF INDEPENDENT AUDITORS